SECOND AMENDMENT TO
SERIES 1999-1 VARIABLE FUNDING SUPPLEMENT

This Second Amendment to Series 1999-1 Variable Funding Supplement, dated as of July 5, 2002 (this "Amendment"), is among Prime II Receivables Corporation (the "Transferor"), FDS Bank, successor in interest to FDS National Bank, as servicer (the "Servicer"), and JPMorgan Chase Bank, successor in interest to The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to them in the Supplement (as defined below).

Preliminary Statements

1. Transferor, the Servicer and the Trustee are parties to that certain Series 1999-1 Variable Funding Supplement, dated as of July 9, 1999 (as amended, restated, supplemented or otherwise modified, the "Supplement") to that certain Pooling and Servicing Agreement, dated as of January 22, 1997, among the Transferor, the Servicer and the Trustee (as amended, restated or otherwise modified, the "Agreement").

2. Transferor, the Servicer and the Trustee desire to amend the Supplement to remove a certain restriction on the ability of the Transferor to remove Accounts from the Trust.

3. Section 13.1 of the Agreement permits the amendment of the Supplement with the consent of the requisite percentage of the Holders of Investor Certificates.

Agreement

The Transferor, the Servicer and the Trustee agree to the following terms and conditions:

  Amendments. On the date of this Amendment, the Supplement is amended as follows:

  Paragraph (c) of Section 6 of the Supplement is deleted in its entirety and is replaced with the following:

  "(c) Section 2.7(d) shall read in its entirety as follows and shall be applicable only to the Series 1999-1 Certificates:

  'Notwithstanding the foregoing, the Transferor will be permitted to designate Removed Accounts in connection with the sale by Federated or any Affiliate of Federated of all or substantially all of the capital stock or assets of any retail subsidiary of Federated if the conditions in clauses (i), (iii), and (iv) of subsection 2.7(b) have been met and the Transferor shall have delivered to the Trustee and the Administrative Agent an Officer's Certificate confirming the compliance with such conditions.'

  Effect of Amendment. All provisions of the Supplement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Supplement (or in any related document) to "this Supplement", "hereof", "herein", or words of similar effect referring to the Supplement shall be deemed to be references to the Supplement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
  Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the Transferor, the Servicer, the Trustee, and Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of Series 1999-1.
  Consent of Holders of Class C Certificates. The Transferor, in its capacity as holder of all of the outstanding Class C Certificates (as defined in the Supplement), by its execution below hereby consents to the terms of this Amendment and the changes to the Agreement or the Supplement contemplated hereby.
  Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.
  Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any otherwise applicable principles of conflicts of law.
  Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

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Delivered as of the day and the year first above written.

PRIME II RECEIVABLES CORPORATION, as Transferor By: /s/ Susan P. Storer Title: President
FDS BANK, as Servicer By: /s/ Susan R. Robinson Title: Treasurer
JPMORGAN CHASE BANK, as Trustee By: /s/ Craig M. Kantor Title: Vice President
MARKET STREET FUNDING CORPORATION, as Class A Purchaser and as Class B Purchaser By: /s/ Title: Vice President PNC BANK, NATIONAL ASSOCIATION, as Agent By: /s/ John Smathers Title: Vice President